UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  07/13/2005

ITT Educational Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-13144

DE	36-2061311
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

13000 North Meridian Street, Carmel, IN 46032-1404
(Address of Principal Executive Offices, Including Zip Code)

317-706-9200
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) Not applicable.

(b) On July 12, 2005, the Registrant was informed of the death of director Daniel P. Weadock, who passed away on July 12, 2005. Mr. Weadock served as a director of the Registrant since April 1999 and will be greatly missed. He served on the Audit Committee of the Registrant's Board of Directors. As provided by the Registrant's Restated Certificate of Incorporation, the remaining members of the Registrant's Board of Directors (eight persons) may, by majority vote, fill the vacancy. The Nominating and Corporate Governance Committee of the Registrant's Board of Directors will make a determination at a later date regarding whether and when the vacancy will be filled.

(c) Not applicable.

(d) Not applicable.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

ITT Educational Services, Inc.

Date: July 13, 2005.	By:	/s/ Clark D. Elwood
Clark D. Elwood
Senior Vice President, General Counsel and Secretary